Exhibit  4.5


                   FORM  OF  NON-QUALIFIED  STOCK  OPTION  AGREEMENT
                   -------------------------------------------------


     THIS AGREEMENT, dated as of the Agreement Date indicated on the signature page hereof (this "Agreement") is made by and between BORDEN CHEMICAL, INC., a
                     ---------
New  Jersey corporation (the "Company"), and the undersigned, an employee of the
                              -------
Company or a Subsidiary (as defined below) of the Company (hereinafter referred to as "Optionee").
         --------

     WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of common stock, par value $.01 per share ("Common Stock"), of
                                                              ------------
the  Company;

     WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

     WHEREAS, the Committee (as hereinafter defined), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Non-Qualified Options provided for herein to the Optionee as an incentive for increased efforts during his term of office with the Company or its Subsidiaries , and has advised the Company thereof and instructed the undersigned officers to issue said Options;

     NOW THEREOF, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                 ----------------

     Whenever the following terms are used in this Agreement, they shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary. Capitalized terms used but not defined herein shall be used as defined in the Plan.


Section  1.1     "Affiliate" shall  mean,  with respect  to  the Company,
                  ---------
any corporation directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board of Directors of the Company in which the Company or an Affiliate has an interest.


Section  1.2     "Cause" shall mean (i) the Optionee's willful  and continued
                 ------
failure to perform the Optionee's duties with respect to the Company and its Subsidiaries which continues beyond ten days after a written demand for substantial performance improvement is delivered to the Optionee by the Company or (ii) misconduct by the Optionee involving (x) dishonesty or breach of trust in connection with the Optionee's employment or (y) conduct which would be a reasonable basis for an indictment of the Optionee for a felony or for a misdemeanor involving moral turpitude.


Section  1.3     "Change of Control" shall  mean  (i) a sale of all or
                  ------------------
substantially all of the assets of the Company to a Person who is not an Affiliate of Kohlberg Kravis Roberts & Co., L.P. ("KKR"), (ii) a sale by KKR or any of its Affiliates resulting in more than 50% of the voting stock of the Company being held by a Person or Group that does not include KKR or any of its Affiliates or (iii) a merger or consolidation of the Company into another Person which is not an Affiliate of KKR, if and only if any such event in clause (i),
(ii) or (iii) above results in the inability of KKR or its Affiliate to elect a majority of the Board of Directors of the Company (or the resulting entity).


Section 1.4      "Code" shall mean the Internal Revenue Code of 1986, as
                  ----
amended.


Section  1.5     "Committee" shall  mean  the Compensation Committee of the
                  ---------
Company, or any other committee duly authorized by the Board of Directors of the Company to administer the Plan and this Agreement.


 Section  1.6     "Exercisable  Option  Shares" shall  mean  the  shares  of
                   ----------------------------
Common Stock which, at the time of determination of the Option Excess Price (as defined below), could be purchased by the Optionee upon exercise of this outstanding Option or other options.


 Section  1.7     "Good Reason"  shall mean (i) a reduction in the Optionee's
                   -----------
base salary, other than a reduction which is part of a general salary reduction program affecting senior executives of the Company, or (ii) a material reduction by the Company of any provision of the Optionee's employment agreement with the Company, if any, including any material reduction in the Optionee's duties and responsibilities.


Section 1.8     "Group" shall mean two or more Persons acting together
                 -----
as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.


Section  1.9     "Management  Stockholder's  Agreement"  shall  mean  a
                  ------------------------------------
management stockholder's agreement in form and substance satisfactory to the Company, which agreement shall be substantially similar to the management stockholder's agreements to which the Company is a party as of the date hereof with certain stockholders of the Company, unless the Company shall in its sole discretion otherwise determine.


Section  1.10     "Option Excess Price" shall mean the excess, if any, of the
                   -------------------
Special Treatment Termination Price or the Ordinary Termination Price, as the case may be, over the exercise price of the Option, multiplied by the number of Exercisable Option Shares.


 Section  1.11     "Optionee's  Estate"  shall  mean,  after  the  death
                    -----------------
of the Optionee, the Optionee's executors, administrators, testamentary trustees, legatees or beneficiaries.


Section  1.12     "Options"  shall  mean  the non-qualified  options
                   -------
to  purchase  Common Stock granted under this Agreement.


Section  1.13     "Other  Optionees" shall mean other individuals who are
                   ----------------
or will be employees of the Company or one of its Subsidiaries and who own options pursuant to the Plan.


Section 1.14     "Permanent Disability" The Optionee shall be deemed to have
                 --------------------
a "Permanent Disability" if the Optionee is unable  to  engage in the activities
   --------------------
required by the Optionee's job by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than
12 months, or if the majority of the Board of Directors of the Company shall, in good faith, determine the Optionee is permanently disabled. "Permanently
                                                                   -----------
Disabled"  shall  have  a  correlative  meaning.
--------

Section  1.15     "Person" shall mean an individual, partnership, corporation,
                   ------
business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.


Section  1.16     "Plan"    shall  mean  the 1996 Stock Purchase  and Option
                   ----
Plan for Key Employees of the Company and its Subsidiaries, as amended.


Section  1.17     "Pronouns" The masculine pronoun shall  include the  feminine
                   --------
and neuter, and the singular the plural, where the context so indicates.


Section  1.18     "Retirement"  shall  mean retirement at age 65 or over (or
                  -----------
such other age as may be approved by the Board of Directors of the Company or the Committee) after having been employed by the Company or a Subsidiary for at least three years after the Vesting Reference Date.


Section  1.19      "Sale  Participation Agreement" shall  mean that certain
                   --------------------------------
sale participation agreement in form and substance satisfactory to the Company, which agreement shall be substantially similar to the sale participation agreements to which the Company is a party as of the date hereof with certain stockholders of the Company, unless the Company shall in its sole discretion otherwise determine.

Section  1.20     "Secretary"  shall  mean  the Secretary of  the  Company.
                   ---------


Section  1.21     "Subsidiary" shall  mean any corporation in  an unbroken chain
                   ----------
of corporations beginning with the Company if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


Section  1.22     "Vesting  Reference  Date"  shall mean the date set forth
                   ------------------------
on the signature page hereof as the Vesting  Reference  Date.


                                   ARTICLE II

                                GRANT OF OPTIONS
                                ----------------

Section  2.1     Grant  of  Options
                 --------------------
For good and valuable consideration, on and as of the date hereof the Company irrevocably grants to the Optionee an Option to purchase any part or all of an aggregate of the number of shares of Common Stock set forth with respect to each such Option on the signature page hereof upon the terms and conditions set forth in this Agreement.

Section  2.2     Exercise  Price
                 ---------------
The exercise price of the shares of stock covered by the Option shall be the price per share set forth on the signature page hereof.

Section  2.3     Consideration to the Company
                 -----------------------------
In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or a Subsidiary or Affiliate, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or Affiliate or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without Cause.

Section  2.4     Adjustments  in  Options
                 -------------------------

Subject to Section 9 of the Plan, in the event that the outstanding shares of the stock subject to an Option are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other considerations as to which such Option, or portions thereof then unexercised, shall be exercisable. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

Section  2.5     Termination  of  Options  Upon  a  Special  Treatment Event.
                 -----------------------------------------------------------

     (a) Except as otherwise provided herein, if, , (i)(A) the Optionee is still in the employ of the Company or any Subsidiary of the Company and (B) the Optionee either dies or becomes Permanently Disabled or (ii) the Optionee elects Retirement (any event referred to in clause (i) or clause (ii) being referred to herein as a "Special Treatment Event"), then the Optionee or the Optionee's
                -------------------------
Estate, as the case may be, shall have the right, for twelve months following the date of the occurrence of such Special Treatment Event, to require the Company to pay to the Optionee or the Optionee's Estate, as the case may be, an amount equal to the Option Excess Price, determined on the basis of the Special Treatment Termination Price as provided in Section 2.7, with respect to the termination of outstanding Options held by the Optionee. No fewer than 10 business days prior to the last day of the twelve month period following the occurrence of a Special Treatment Event, the Optionee or the Optionee's Estate, as the case may be, shall send written notice to the Company's Secretary of its intention to terminate such Options in exchange for the payment referred to in the preceding sentence (the "Optionee Termination Notice").
                                 -----------------------------

     (b) The payment provided for in Section 2.5(a) shall take place at the principal office of the Company on the tenth business day after the giving of the Optionee Termination Notice. The Option Excess Price shall be paid by delivery to the Optionee or the Optionee's Estate, as the case may be, of a check or checks in the appropriate amount payable to the order of the Optionee or the Optionee's Estate, as the case may be, against delivery of appropriate documents canceling the Options so terminated appropriately endorsed or executed by the Optionee or the Optionee's Estate, or his or its duly authorized representative.

     (c) Notwithstanding anything in Section 2.5(a) or 2.5(b) to the contrary and subject to Section 2.8, (i) if there exists and is continuing a default or an event of default on the part of the Company or any Subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any Subsidiary of the Company has borrowed money or such termination would result in a default or an event of default on the part of the Company or any Subsidiary of the Company under any such agreement or (ii) if a termination would not be permitted under Section 14A:7-14.1 of the Business Corporation Act of the State of New Jersey or would otherwise violate the Business Corporation Act of the State of New Jersey (each such occurrence referred to in clause (i) or (ii) above being an "Event"), then the Company shall not be obligated to make
                        -----
payments to the Optionee or the Optionee's Estate, as the case may be, with respect to the termination of the Options until the first business day which is 10 calendar days after all of the foregoing Events have ceased to exist (the "Option Termination Eligibility Date"); provided, however, that the number of
 ---------------------------------------    --------  -------
Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 2.5(c) shall be that number of Exercisable Option Shares, held by the Optionee or the Optionee's Estate, as the case may be, at the time of delivery of an Optionee Termination Notice in accordance with
Section  2.5(a)  hereof;  provided,  further,  that  the  Option  Termination
                          --------   -------
Calculation Date (as defined in Section 2.7) shall be determined in accordance with Section 2.6 as of the Option Termination Eligibility Date (unless the Special Treatment Termination Price would be greater if the Option Termination Calculation Date has been determined as if no Event had occurred, in which case, solely for purposes of this proviso, the Option Termination Calculation Date shall be determined as if no Event had occurred). All Options exercisable as of the date of a Redemption Notice shall continue to be exercisable until the termination pursuant to such Optionee Termination Notice.

     (d) Notwithstanding any other provision of this Section 2.5 to the contrary and subject to Section 2.8, the Optionee or the Optionee's Estate, as the case may be, shall have the right to withdraw any Optionee Termination Notice which has been pending for 60 or more days and which has remained unsatisfied because of the provisions of Section 2.5(c).



Section  2.6   The Company's Right to Terminate Options of Optionee Section
               ------------------------------------------------------------

     (a) If, on or prior to the fifth anniversary of the Vesting Reference Date, the Optionee's active employment with the Company (and/or, if applicable, its Subsidiaries) is terminated for any reason other than a termination by the Company for Cause or by the Optionee without Good Reason , (a "Company
                                                           -------------
Termination Event") then the Company shall have the right
-------------------
(the  "Company  Termination  Right"),  in  the  Company's  sole  discretion,  to
       ---------------------------
terminate the Options and pay the Optionee an amount equal to the Option Excess Price determined on the basis of the Ordinary Termination Price (as defined in
Section 2.7) or the Special Treatment Termination Price, in the event that the termination of employment results from a Special Treatment Event, as provided in
Section 2.5, with respect to the termination of outstanding Options held by the Optionee. The Company shall have a period of 75 days from the date of a Company Termination Event in which to give notice in writing to the Optionee of  the  exercise  of  such  election  ("Company Termination  Notice").
                                       -------------------------------

     (b) The termination and payment pursuant to Section 2.6(a) shall take place at the principal office of the Company on the tenth business day after the giving of the Company Termination Notice. Payment shall be made by delivery to the Optionee of a check or checks in the appropriate amount payable to the order of the Optionee against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated, appropriately endorsed or executed by the Purchaser or the Purchaser's Trust, or his or its authorized representative. From and after the time of such payment, the Options shall immediately be terminated and shall no longer be outstanding or exercisable.

     (c) Notwithstanding any other provision of this Section 2.6 to the contrary and subject to Section 2.8, if there exists and is continuing any Event, then the Company may delay the termination of any of the Options until the Option Termination Eligibility Date; provided, however, that the number of
                                           --------  -------
Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 2.6(c) shall be that number of Exercisable Option Shares, held by the Optionee or the Optionee's Estate, as the case may be, at the time of delivery of a Company Termination Notice in accordance with Section 2.6(a) hereof; provided, further, that the Option Termination Calculation Date
                 --------  -------
shall be determined in accordance with Section 2.7 based on the Option Termination Eligibility Date (unless the applicable Termination Price would be greater if the Option Termination Calculation Date had been determined as if no Event had occurred, in which case, solely for purposes of this proviso, the Option Termination Calculation Date shall be determined as if no Event had occurred), and provided, further, that if the Repurchase Eligibility Date has
                 --------   -------
not occurred within 10 months of the date of the Call Notice, then the Call Notice shall expire. All Options exercisable as of the date of a Company
Termination Notice shall continue to be exercisable until the termination pursuant to such Company Termination Notice.


Section 2.7     Determination of Termination Price.
                ----------------------------------

     (a) The Special Treatment Termination Price and the Ordinary Termination Price are hereinafter collectively referred to as the "Termination
                                                                     -----------
Price".  The Termination Price shall be calculated on the basis of the unaudited
 ----
financial statements of the Company or the Market Price Per Share (as defined in
Section 2.7(f) as of the last day of the month preceding the later of (i) the month in which the event giving rise to the termination occurs and(ii) the month in which the Option Termination Eligibility Date occurs (hereinafter called the "Option Termination Calculation Date"). The event giving rise to the termination
 -----------------------------------
shall be the death, permanent disability, retirement or termination of employment, as the case may be, of the Optionee, and not the giving of any notice required pursuant to Section 2.5 or 2.6.

     (b)     The  "Special  Treatment  Termination  Price"  shall  be:
                   --------------------------------------

               (i) Prior to a Public Offering (as defined in Section 2.7(e)), a per share Termination Price equal to $2.00
               (the "Base  Price")
                   --------------
               plus  the amount,  if  any, by which the Modified  Book  Value
               ---
               Per  Share

               (as defined in Section 2.7(d)) as of the Option Termination Calculation Date exceeds the Base Price.

               (ii) After Public Offering, a per share Termination Price equal to the Base Price plus the amount, if any, by which
                                        ----
               the Market Price Per Share as of the Option Termination
               Calculation                Date  exceeds  the  Base  Price.

     (c)     The  "Ordinary  Termination  Price"  shall  be:
                   ----------------------------

               (i) Prior to a Public Offering, a per share Termination Price equal to the lesser of:

                      (A)     the  Modified  Book  Value  Per  Share;  and

                      (B)     the  Base Price plus (x) the Percentage (as
                                       ----
                              defined below) multiplied by

                      (y) the amount, if any, by which the Modified Book Value Per Share as of the Option Termination Calculation Date exceeds the Base Price

               (ii) After a Public Offering, a per share Termination Price equal to the lesser of:

                      (A)     the  Market  Price  Per  Share;  and

                      (B)     the  Base Price plus (x) the Percentage (as
                                              ----
                              defined below) multiplied by

                      (y) the amount, if any, by which the Market Price Per Share as of the Option Termination Calculation Date exceeds the Base Price.

               (iii)     The  "Percentage"  shall  be  determined  as  follows:
                               ----------





Option  Termination  Calculation  Date                                Percentage
--------------------------------------                                ----------


After  the  first  anniversary  of  the Vesting Reference Date               20%
 through and including the second anniversary of the Vesting Reference Date

After  the  second  anniversary  of  the  Vesting  Reference  Date           40%
  through and including the third anniversary of the Vesting Reference Date

After  the  third  anniversary  of  the Vesting Reference Date               60%
  through and including the fourth anniversary of the Vesting Reference Date

After  the  fourth  anniversary  of the Vesting Reference Date               80%
  through and including the fifth anniversary of the Vesting Reference Date


After  the  fifth  anniversary  of the Vesting Reference Date               100%

     (d)     For  purposes  hereof, "Modified Book Value Per Share" shall be the
                                     -----------------------------
quotient  of:

               (i)     an amount equal to (A) $ _____ million plus (B) the
                                                              ----
                       aggregate net income of the Company attributable to the Common Stock from and after the Vesting Reference Date (as decreased by any net losses from and after the Vesting Reference Date) plus (C) the aggregate dollar
                                                   ----
                       amount contributed to the Company after the Vesting Reference Date as common equity by the shareholders of the Company in exchange for shares of Common Stock of the Company, minus (D) the aggregate dollar amount of
                                    -----
                       any stock repurchases made by the Company on the Common Stock after the Vesting Reference Date, divided by

               (ii) the sum of the number of shares of Common Stock then outstanding; provided that, if any outstanding
                                         --------
                       stock options, other rights to acquire Common  Stock,
                       or securities convertible into shares of Common Stock have a per share exercise price less than such quotient (collectively, the "In-the-Money Options"),
                                                       -----------------
                       then,  sequentially beginning with the In-the-Money
                       Options with the   lowest  per  share  exercise price
                       and until either (x) all In-the-Money Options have been included in such adjustment of such quotient or
                       (y) there are no In-the-Money Options with a per share exercise price less than the quotient as adjusted that have not been included in such adjustment of such quotient, the numerator of such quotient shall be increased by the aggregate exercise prices of such In-the-Money Options and the denominator of such quotient shall be increased by the number of shares of Common Stock issuable upon the exercise of such In-the-Money Options.


     The calculations set forth in clauses (i)(B), (i)(C) and (i)(D) of the immediately preceding sentence shall be determined in accordance with generally accepted accounting principles applied on a basis consistent with any prior periods as reflected in the consolidated financial statements of the Company, without giving effect to any adjustments required or permitted by Accounting Principles Board Opinion Nos. 16 and 17 with respect to assets acquired or liabilities assumed in the acquisition of the Company (except that the determination of gains or losses on sales of assets and on foreign currency translations shall be computed in accordance with Accounting Principles Board Opinion Nos. 16 and 17).

     (e)     For  purposes  of this Grant, "Public Offering" shall mean the sale
                                            ---------------
of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the Securities and Exchange Commission (other than a registration statement on Form S-8 or any other similar form) which results in an active trading market in the Common Stock.

     (f)     For purposes of this Grant, "Market Price Per Share" shall mean the
                                          ----------------------
price per share equal to the average of the last sale price of the Common Stock on the Option Termination Calculation Date on each exchange on which the Common Stock may at the time be listed or, if there shall have been no sales on any of such exchanges on the Option Termination Calculation Date, the average of the closing bid and asked prices on each such exchange at the end of the Option Termination Calculation Date or if there is no such bid and asked price on the Option Termination Calculation Date on the next preceding date when such bid and asked price occurred or, if the Common Stock shall not be so listed, the average of the closing sales prices as reported by Nasdaq at the end of the Option Termination Calculation Date in the over-the-counter market. If the Common Stock is not so listed or reported by Nasdaq, then the Market Price Per Share shall be the Modified Book Value Per Share.

     (g) In determining the Termination Price, appropriate adjustments shall be made for any future issuances of rights to acquire and securities convertible into Common Stock and any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Common Stock.

Section  2.8     Pro  Rata  Terminations.
                 ------------------------

     Notwithstanding anything to the contrary contained in Sections 2.5, 2.6 or 2.7, if at any time consummation of all payments and terminations to be made by the Company pursuant hereto and pursuant to the terms of Other Optionees' options to purchase shares of Common Stock would result in an Event, then the Company shall make payments to the Optionee and Other Optionees pro rata (on the basis of the proportion of the number of options each such Optionee and all Other Optionees have elected or are required to sell to the Company) for the Option Excess Price for the maximum number of options permitted without resulting in an Event (the "Maximum Termination Amount"). The provisions of
                                --------------------------
Sections 2.5(c) and 2.6(c) shall apply in their entirety to payments and terminations with respect to Options which may not be made due to the limits imposed by the Maximum Termination Amount under this Section 2.8. Until all of such options are terminated and paid for by the Company, the Optionee and the Other Optionees whose options are terminated and paid for the Company, the Optionee and the Other Optionees whose options are not terminated in accordance with this Section 2.8 shall have priority, on a pro rata basis, over other terminations of options by the Company pursuant to this Grant and Other Optionees' Grants.


Section  2.9     Rights  to  Negotiate  Termination  Price.
                 -------------------------------------------

     Nothing in this Grant shall be deemed to restrict or prohibit the Company from terminating Options at any time, upon such terms and conditions, and for such payment, as may be mutually agreed upon between the Company and the Optionee, whether or not at the time of such termination circumstances exist which specifically grant the Company the right to terminate, or the Optionee has the right to receive, the Option Excess Price under the terms of this Grant.

Section  2.10     Expiration  of  Certain  Provisions.
                  -----------------------------------

     The provisions contained in Sections 2.5 and 2.6 hereof, and the portion of any other provisions hereof which incorporated the provisions of such Sections, shall terminate and be of no further force or effect upon the consummation of a merger, reorganization, business combination or liquidation of the Company, or a sale of Common Stock owned by Borden Holdings, Inc., a Delaware corporation (the "Parent"), but only if such merger, reorganization, business combination,
       ------
liquidation or sale of Common Stock results in KKR Associates, a New York limited partnership, Parent or any affiliate of either of them, no longer having the power (i) to elect a majority of the Board of Directors of the Company or such other corporation which succeeds to the Company's rights and obligations pursuant to such merger, reorganization, business combination, liquidation or stock sale, or (ii) if the resulting entity of such merger, reorganization, business combination, liquidation or stock sale is not a corporation, to select the general partner(s) or other persons or entities controlling the operations and business of the resulting entity.

                                    ARTICLE III

                              PERIOD  OF  EXERCISABILITY
                             -----------------------------

Section  3.1     Commencement  of  Exercisability.
                 --------------------------------

     (a) Subject to the Optionee's continued employment with the Company, the Options shall become exercisable as follows:

                                           Percentage  of  Option
     Date  Option                          Shares  Granted  As  to  Which
     Becomes  Exercisable                  Option  Is  Exercisable
     --------------------                  -----------------------

     After  the  first  anniversary
     of  the  Vesting  Reference  Date                 20%

     After  the  second  anniversary
     of  the  Vesting  Reference  Date                 40%

     After  the  third  anniversary
     of  the  Vesting  Reference  Date                 60%

     After  the  fourth  anniversary
     of  the  Vesting  Reference  Date                 80%

     After  the  fifth  anniversary
     of  the  Vesting  Reference  Date                 100%



     (b) Notwithstanding the foregoing, each Option shall become immediately exercisable as to 100% of the shares of Common Stock subject to such Option immediately prior to a Change of Control (but only to the extent such Option has not otherwise terminated or become exercisable).

     (c) Notwithstanding the foregoing, no Option shall become exercisable as to any additional shares of Common Stock following the termination of employment of the Optionee for any reason other than a termination of employment because of death, Permanent Disability or Retirement of the Optionee and any Option (other than as provided in the succeeding sentence) which is non-exercisable as of the Optionee's termination of employment shall immediately be canceled. In the event of a termination of employment because of death, Permanent Disability or Retirement of the Optionee, the Options shall immediately become exercisable as to all shares of Common Stock subject thereto.

     Section  3.2     Expiration  of  Options.
                      ------------------------
     Except as otherwise provided in Section 2.5 or 2.6 of this Agreement, the Options may not be exercised to any extent by the Optionee after the first to occur of the following events:

     (a)     The  tenth  anniversary  of  the  Vesting  Reference  Date;  or

     (b) The first anniversary of the date of the Optionee's termination of employment by reason of death, Permanent Disability or Retirement; or

     (c)     The  first business day which is fifteen calendar days after the earlier of  (i)  75  days after termination of employment of the Optionee for any reason other than for Cause or without Good Reason or (ii) the delivery of notice by the Company that it does not intend to exercise its Company Termination Right under
             Section 2.6; provided, however, that in any event the Options shall
                          --------  -------
             remain exercisable under this subsection 3.2(c) until at least 45 days after termination of employment of the Optionee for any reason other than for death, Permanent Disability or Retirement (except as described in clause (e) below); or

     (d) The date the Option is terminated pursuant to Sections 2.6, 2.7 or 2.8 of this Agreement; or

     (e) The date of an Optionee's termination of employment by the Company for Cause or by the Optionee without Good Reason; or

     (f) If the Committee so determines pursuant to Section 9 of the Plan, the effective date of either the merger or consolidation of the Company into another Person, or the exchange or acquisition by another Person of all or substantially all of the Company's assets or 80% or more of its then outstanding voting stock, or the recapitalization, reclassification, liquidation or dissolution of the Company. At least ten (10) days prior to the effective date of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, the Committee shall give the Optionee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.2.


                                   ARTICLE IV

                               EXERCISE OF OPTION
                              -------------------

Section  4.1     Person Eligible to Exercise.
                 ---------------------------

     Except as otherwise provided in Section 5.2 of this Agreement, during the lifetime of the Optionee, only the Optionee may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.


Section  4.2     Partial  Exercise .
                 ------------------
     Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common
-------  -------
Stock  only.

Section  4.3     Manner  of  Exercise.
                ----------------------

     An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or her office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

     (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

     (b) Full payment (in cash, by check or by a combination thereof) for the shares with respect to which such Option or portion thereof is exercised;


     (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of stock are being acquired for the Optionee's own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the "Act"), and then applicable rules and regulations thereunder, and that the
       ---
Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its
                               --------  -------
absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations;

     (d) Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option;

     (e) An executed Management Stockholder's Agreement along with any other documents that the Company may require, including a Sale Participation Agreement, or appropriate proof such agreements have been previously executed by the Optionee; and

     (f) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the option.

     Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares.

Section  4.4     Conditions  to Issuance of Stock Certificates
                 -------------------------------------------------

     The shares of stock deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The certificate or certificates for such shares shall bear such legend or legends as the Committee shall, in its absolute discretion, determine in accordance with the Plan, including any legend required to limit or restrict transferability of the shares represented by such certificate. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

     (a) The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and


     (b) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from to time establish for reasons of administrative convenience; and

     (c) Except as the Company may otherwise agree in writing, the Optionee shall have made an election pursuant to Treasury Regulation 1.83-2 with respect to the Common Stock to be acquired upon such exercise of the Options, and shall have delivered to the Company copies of the forms of election the Optionee has filed with the Internal Revenue Service within 30 days after the exercise of the Options, with evidence that each such election has been filed in a timely manner.


Section  4.5     Rights  as  Stockholder
                 -------------------------

     The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                    ARTICLE V

                                  MISCELLANEOUS
                                 -----------------

Section  5.1     Administration.
                -----------------
     The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section  5.2     Options  Not  Transferable.
                 ---------------------------

     Except as provided in this Agreement, neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.
Notwithstanding the foregoing, the following transfers are permitted: (x) transfers upon death by will or by the applicable laws of descent and distribution; and (y) a transfer made after the Vesting Reference Date in compliance with the federal and state securities laws to a trust, custodianship or partnership, the beneficiaries of which may include only the Optionee, the Optionee's spouse and/or his lineal descendants, provided that any such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof.


Section  5.3     Optionee's Employment by Company.
                 --------------------------------

     Nothing in this Grant or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or Affiliate or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without Cause.

 Section  5.4     Shares  to  Be  Reserved.
                  -------------------------

     The Company shall at all times during the term of the Options reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section  5.5     Notices.
                 --------

     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address indicated on the signature page hereto. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.5. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, and delivered personally or by private courier or mailed by registered or certified mail, postage prepaid, return receipt requested.

Section  5.6     Titles.
                 --------

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section  5.7     Applicability  of  Plan  and  Management  Stockholder's
                 -------------------------------------------------------
Agreement.
-----------

     The Options and the shares of Common Stock issued to the Optionee upon exercise of the Options shall be subject to all of the terms and provisions of the Plan and the Management Stockholder's Agreement, to the extent applicable to the Options and such shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Management Stockholder's Agreement, the terms of the Management Stockholder's Agreement shall control.

 Section  5.8     Termination  of  Borden, Inc.  Stock  Options
                  --------------------------------------------

By accepting this grant, Optionee consents to the termination and cancellation of all stock options, stock appreciation rights, equity appreciation rights, and other stock based grants or similar equity based compensation received by the Optionee from Borden, Inc. prior to March 14, 1995.


 Section  5.9     Amendment.
                  ---------

     This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

 Section  5.10   Governing  Law.
                 ----------------
     The laws of the State of New Jersey shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

 Section  5.11    Consent  to Jurisdiction; Waivers.
                  ----------------------------------

     Any suit, action or proceeding against the Optionee with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of New Jersey, Ohio or New York, as the Company may elect in its sole discretion, and the Optionee hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Optionee hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of New Jersey, Ohio or New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of New Jersey, Ohio or New York, and the Optionee hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.

     EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          Section  5.12     Counterparts
                            -------------

          This Agreement may be signed in two or more counterparts, each of which will be deemed an original.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


                                                BORDEN  CHEMICAL  ,  INC.
                                                -------------------------




                                               By----------------------
                                               Title:






NAME  OF  OPTIONEE:
-------------------

SIGNATURE  OF  OPTIONEE:
------------------------

ADDRESS  OF  OPTIONEE:
----------------------------

OPTIONEE'S  TAXPAYER  IDENTIFICATION
(SOCIAL  SECURITY)  NUMBER:
------------------------------------

AGREEMENT  DATE:     October  1,  2003
----------------     -----------------

AGGREGATE  NUMBER  OF  SHARES  OF
COMMON  STOCK  FOR  WHICH  THE  OPTION
GRANTED  HEREUNDER  IS  EXERCISABLE:
------------------------------------

VESTING  REFERENCE  DATE:     October  1,  2003
-------------------------     -----------------

EXERCISE  PRICE:     $2.00  per  share  of  Common  Stock
----------------     ------------------------------------